Central Valley Community Bancorp Reports Earnings Results for the Six-Months and Second Quarter Ended June 30, 2008

FRESNO, CA -- 07/11/2008 -- The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $2,620,000, or $0.42 per diluted share, for the six-month period ended June 30, 2008, compared to $3,071,000, or $0.48 per diluted share for the same period of 2007.

Annualized return on average equity for the first half of 2008 was 9.63%, compared to 12.11% for the same period in 2007. This comparison is reflective of a decrease in net income and an increase in capital from retained earnings. Annualized return on average assets was 1.06% for the first half of 2008, compared to 1.29% for the same period in 2007.

The Company's asset quality remains strong. Non-accrual loans at June 30, 2008 totaled $366,000 or 0.10% of total loans compared to $179,000 or 0.05% of total loans at December 31, 2007 and $86,000 or 0.03% at June 30, 2007. The Company expects the loss exposure on these loans to be minimal due to government guarantees. During the first six months of 2008, the Company recorded $81,000 in net loan charge-offs, compared to $306,000 for the same period in 2007. The Company had no Other Real Estate Owned at June 30, 2008, December 31, 2007 or June 30, 2007.

The Company is not involved in any sub-prime mortgage lending activities and the investment portfolio does not include any sub-prime mortgage loans. During the first half of 2008, the Company recorded a $270,000 addition to the allowance for credit losses, compared to $240,000 for the same period in 2007. The allowance for credit losses as a percentage of total loans was 1.16% at June 30, 2008, 1.14% at December 31, 2007 and 1.10% at June 30, 2007.

The Company's annualized net interest margin (fully tax equivalent basis) was 5.22% for the six months ended June 30, 2008, compared to 5.68% for the same period in 2007. The net interest margin was 5.53% for the trailing 12-month period ended June 30, 2008, compared to 5.74% for the trailing 12-month period ended June 30, 2007. The decrease in margin is a reflection of the 325 basis points decline in interest rates by the Federal Reserve Bank since September 2007, coupled with competition for deposits that continues to challenge the Company along with most other financial institutions. In comparing the two periods, the effective yield on total earning assets decreased 70 basis points to 6.81% compared to 7.51% for the same period in 2007, while the cost of total interest bearing liabilities decreased only 46 basis points to 2.34% compared to 2.80% for the same period in 2007. The cost of total deposits decreased 29 basis points to 1.57% compared to 1.86% for the same period in 2007. Net interest income for the six months ended June 30, 2008 was $11,575,000, compared to $12,098,000 for the same period in 2007, a decrease of $523,000 or 4.32%.

Total average assets for the six months ended June 30, 2008 were $495,944,000, compared to $477,140,000 for the same period in 2007, an increase of 3.9%. Total average loans were $346,970,000 for the first half of 2008, compared to $325,541,000 for the same period in 2007, representing a 6.6% increase. Total average investments decreased from $108,923,000 for the first half of 2007 to $105,954,000 for the first half of 2008. Total average deposits decreased 2.6% to $406,734,000 for the six months ended June 30, 2008, compared to $417,678,000 for the same period in 2007. The decrease in average deposits is due primarily to an $8,692,000 decrease in average non-interest bearing deposits and a $2,252,000 decrease in average interest bearing deposits. The Company's ratio of average non-interest bearing deposits to total deposits continued to be above industry averages at 31.2% for the first half of 2008.

Non-interest income for the six months ended June 30, 2008 increased $237,000, or 10.4% to $2,512,000, compared to $2,275,000 for the same period in 2007, mainly due to a $289,000 increase in income from customer service charges partially offset by a $73,000 decrease in brokered loan fees. Non-interest expense for the six months ended June 30, 2008 increased $477,000, or 5.0% compared to the same period in 2007, primarily due to a $344,000 increase in salary and benefits expenses attributable to an increase in the number of employees and ordinary increases in salaries and benefits. The six month period ended June 30, 2008 also included non-interest expenses of $40,000 related to the Herndon and Fowler office relocation in Clovis from an in-store location to a new expanded traditional branch located across the street.

In May 2008, the Company entered into a definitive merger agreement to acquire Service 1st Bancorp and has filed the required regulatory applications with federal and state banking regulators and a securities registration statement with the Securities and Exchange Commission. The Company anticipates it will receive regulatory and shareholder approvals and expects to complete the merger near the end of the third quarter of 2008.

Quarter Ended June 30, 2008

For the quarter ended June 30, 2008, the Company reported unaudited consolidated net income of $1,315,000, or $0.21 per diluted share, compared to $1,619,000, or $0.25 per diluted share, for the same period in 2007, and $1,305,000, or $0.21 per diluted share, for the quarter ended March 31, 2008.

Annualized return on average equity for the second quarter of 2008 was 9.71%, compared to 12.67% for the same period of 2007. This decrease is reflective of a decrease in net income and an increase in capital from retained earnings. Annualized return on average assets was 1.04% for the second quarter of 2008 compared to 1.35% for the same period in 2007.

In comparing second quarter 2008 to second quarter 2007, average total loans increased $20,106,000, or 6.0%. During the second quarter of 2008, the Company recorded a $135,000 addition to the allowance for credit losses, compared to $120,000 for the same period in 2007. The increase in 2008 is principally due to the increase in the level of outstanding loans and our assessment of the overall adequacy of the allowance for credit losses. During the second quarter of 2008, the Company recorded $35,000 in net loan charge-offs compared to $58,000 for the same period in 2007.

Average total deposits for the second quarter of 2008 decreased 2.9% to $409,154,000 compared to $421,473,000 for the same period of 2007.

The Company's net interest margin (fully tax equivalent basis) decreased 65 basis points to 5.04% for the three months ended June 30, 2008, from 5.69% for the three months ended June 30, 2007. Net interest income decreased 6.6% to $5,726,000 for the second quarter of 2008, compared to $6,130,000 for the same period in 2007. The decreases in net interest margin and in net interest income reflects the impact of the 325 basis point decline in interest rates by the Federal Reserve Bank since September 2007.

Non-interest income increased $158,000 to $1,274,000 for the second quarter of 2008 compared to $1,116,000 for the same period in 2007, driven primarily by an increase in customer service charges. Non-interest expense increased $210,000, or 4.4% for the same periods mainly due to increases in salary and occupancy expenses.

"While the second quarter 2008 net income was lower than the second quarter 2007, this is primarily a result of the 325 basis point decrease in interest rates and was not driven by credit costs of problem loans. The slight increase in non-accrual loans consists of five small business customers and each loan is supported by government guarantees. We are seeing more stress in the markets we serve due to the slowdown in the economy, rising costs of food and energy, and increases in unemployment. However, the overall quality of the loan portfolio remains strong which reflects the quality of our borrowers and the diversification of the loans. The slower growth in loans is a reflection of a slower local economy, fewer credit-worthy borrowers, and the full payoff received in the second quarter of an $11 million adversely risk-rated loan," stated Daniel J. Doyle, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank.

"During the second quarter, we announced the pending merger with Service 1st Bancorp which has three full-service offices in Tracy, Stockton, and Lodi. We believe adding these offices, their professional employees and customers to our current structure will provide a long-term benefit to the growth and profitability of our company. This merger is subject to regulatory approval as well as shareholder approval from both companies and is expected to close near the end of the third quarter of 2008," concluded Doyle.

Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank currently operates twelve offices in Clovis, Fresno, Kerman, Madera, Oakhurst, Prather, Sacramento, and a loan production office in Modesto, California. In May 2008, Central Valley Community Bancorp entered into a definitive merger agreement to acquire Service 1st Bancorp with three banking offices in Tracy, Stockton and Lodi, California which is expected to be completed during 2008. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments. Insurance services are offered through Central Valley Community Insurance Services LLC and investment services are provided by Investment Centers of America. Members of Central Valley Community Bancorp's and the Bank's Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, Wanda L. Rogers, William S. Smittcamp, and Joseph B. Weirick.

More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com.

Forward-looking Statements - Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained herein that are not historical facts, such as statements regarding the Company's current business strategy and the Company's plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company's results of operations, the Company's ability to continue its internal growth at historical rates, the Company's ability to maintain its net interest margin, and the quality of the Company's earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

                     CENTRAL VALLEY COMMUNITY BANCORP
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                                (Unaudited)

                                       June 30,   December 31,   June 30,
(In thousands, except share amounts)     2008         2007         2007
                                     -----------  ------------ -----------
ASSETS
Cash and due from banks              $    21,911  $     17,108 $    23,853
Federal funds sold                        17,369        14,536       9,530
                                     -----------  ------------ -----------
Total cash and cash equivalents           39,280        31,644      33,383
Interest bearing deposits in other
 banks                                     5,000             -         158

Available-for-sale investment
 securities (Amortized cost of
 $99,880 at June 30, 2008, $84,139
 at December 31, 2007 and $90,446 at
 June 30, 2007)                           96,635        84,373      89,591
Loans, less allowance for credit
 losses of $4,076 at June 30, 2008,
 $3,887 at December 31, 2007 and
 $3,743 at June 30, 2007                 348,177       337,241     335,622
Bank premises and equipment, net           6,043         5,767       5,984
Bank owned life insurance                  6,847         6,723       6,258
Federal Home Loan Bank stock               2,079         2,022       1,971
Goodwill                                   8,934         8,934       8,934
Accrued interest receivable,
 intangibles and other assets              9,515         6,981       7,615
                                     -----------  ------------ -----------

      Total assets                   $   522,510  $    483,685 $   489,516
                                     ===========  ============ ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
   Non-interest bearing              $   127,499  $    128,120 $   138,185
   Interest bearing                      289,548       274,442     283,722
                                     -----------  ------------ -----------
      Total deposits                     417,047       402,562     421,907

Short-term borrowings                     19,900        20,000      10,625
Long-term debt                            19,000             -           -
Accrued interest payable and other
 liabilities                              12,421         6,929       6,063
                                     -----------  ------------ -----------
      Total liabilities                  468,368       429,491     438,595
                                     -----------  ------------ -----------

Shareholders' equity:
   Preferred stock, no par value:
    10,000,000 shares authorized, no
    shares issued or outstanding               -             -           -
   Common stock, no par value;
    80,000,000 shares authorized;
    6,006,119 outstanding at June
    30, 2008, 5,975,316 at December
    31, 2007, and 5,958,786 at June
    30, 2007                              13,900        13,571      12,475
   Retained earnings                      42,189        40,483      38,959
   Accumulated other comprehensive
    income (loss), net of tax             (1,947)          140        (513)
                                     -----------  ------------ -----------
      Total shareholders' equity          54,142        54,194      50,921
                                     -----------  ------------ -----------
Total liabilities and shareholders'
 equity                              $   522,510  $    483,685 $   489,516
                                     ===========  ============ ===========

                     CENTRAL VALLEY COMMUNITY BANCORP
                CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                (Unaudited)

                                                       June 30,   June 30,
For the six months ended                                 2008       2007
                                                       =========  =========
(In thousands, except per share amounts)

Net interest income                                    $  11,575  $  12,098

Provision for credit losses                                  270        240
                                                       ---------  ---------

 Net interest income after provision for credit losses    11,305     11,858

Total non-interest income                                  2,512      2,275

Total non-interest expenses                                9,938      9,461

Provision for income taxes                                 1,259      1,601
                                                       ---------  ---------

   NET INCOME                                          $   2,620  $   3,071
                                                       =========  =========

Basic earnings per share                               $    0.44  $    0.51
                                                       =========  =========
Diluted earnings per share                             $    0.42  $    0.48
                                                       =========  =========

                     CENTRAL VALLEY COMMUNITY BANCORP
                CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                (Unaudited)

For the three       June 30,  March 31, December 31, September 30, June 30,
months ended          2008      2008        2007         2007       2007
                    ========= ========= ============ ============ =========
(In thousands,
 except per share
 amounts)

Net interest income $   5,726 $   5,849 $      6,224 $      6,186 $   6,130
Provision for credit
 losses                   135       135          120          120       120
                    --------- --------- ------------ ------------ ---------
   Net interest
    income after
    provision for
    credit losses       5,591     5,714        6,104        6,066     6,010
Total non-interest
 income                 1,274     1,238        1,168        1,075     1,116
Total non-interest
 expense                4,966     4,972        4,774        4,864     4,756
Provision for income
 taxes                    584       675          865          701       751
                    --------- --------- ------------ ------------ ---------
      Net income    $   1,315 $   1,305 $      1,633 $      1,576 $   1,619
                    ========= ========= ============ ============ =========

Basic earnings per
 share              $    0.22 $    0.22 $       0.27 $       0.26 $    0.27
                    ========= ========= ============ ============ =========
Diluted earnings per
 share              $    0.21 $    0.21 $       0.26 $       0.25 $    0.25
                    ========= ========= ============ ============ =========

                     CENTRAL VALLEY COMMUNITY BANCORP
                              SELECTED RATIOS
                                (Unaudited)

For the three       June 30,  March 31, December 31, September 30, June 30,
months ended          2008      2008        2007         2007       2007
                    ========= ========= ============ ============ =========
(Dollars in
 thousands)

Allowance for credit
 losses to total
 loans                  1.16%     1.14%        1.14%        1.13%     1.10%
Nonperforming loans
 to total loans         0.10%     0.03%        0.05%           -      0.03%
Total nonperforming
 assets             $    366  $    109  $       179  $        11  $     86

Net interest margin
 (calculated on a
 fully tax
 equivalent basis)(1)   5.04%     5.40%        5.81%        5.80%     5.69%

Annualized return on
 average assets         1.04%     1.08%        1.36%        1.33%     1.35%
Annualized return on
 average equity (2)     9.71%     9.55%       12.10%       12.21%    12.67%

(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.

Contact:
Debbie Nalchajian-Cohen
Phone: 559-222-1322
Cell:  559-281-1312